
<ARTICLE>                                                   OPUR3
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
Consolidating Balance Sheet,  Consolidating Income Statement,  and Consolidating
Earnings Reinvestment  Statement,  and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                                1000


<PERIOD-TYPE>                                               Year
<FISCAL-YEAR-END>                                           Dec-31-1999
<PERIOD-START>                                              Jan-1-1999
<PERIOD-END>                                                Dec-31-1999
<BOOK-VALUE>                                                Per-Book
<TOTAL-ASSETS>                                              6,730,691
<TOTAL-OPERATING-REVENUES>                                  2,954,613
<NET-INCOME>                                                  223,859

